AMENDMENT NO. 21 TO
PARTICIPATION AGREEMENT AMONG
AEGON/TRANSAMERICA SERIES FUND, INC.,
TRANSAMERICA LIFE INSURANCE COMPANY,
AUSA LIFE INSURANCE COMPANY, INC.,
PEOPLES BENEFIT LIFE INSURANCE COMPANY,
TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY AND
TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY
TRANSAMERICA LIFE INSURANCE COMPANY OF NEW YORK

Amendment No. 21 to the Participation Agreement among AEGON/Transamerica Series
Fund, Inc., (the "Fund"), Transamerica Life Insurance Company ("Transamerica"), AUSA Life
Insurance Company, Inc. ("AUSA Life"), Peoples Benefit Life Insurance Company ("Peoples"),
Transamerica Occidental Life Insurance Company ("TOLIC"), Transamerica Life Insurance and
Annuity Company ("TALIAC") and Transamerica Life Insurance Company of New York ("TONY")
dated July 1, 1992, as amended ("Participation Agreement").

WHEREAS, Peoples has, by resolution of its Board of Directors, duly organized and established the AES Private Placement VA Separate Account (the "Account") as a segregated asset account to receive, set aside and invest assets attributable to net premiums and payments received under the Contract and such variable annuity contract will be partly funded by the Fund; and

WHEREAS, to the extent permitted by applicable insurance law and regulation, Peoples intends to purchase shares in one or more of the portfolios of the Fund to fund their Contracts on behalf of the Account, as specified in Schedule A attached to this Amendment, as such Schedule A is amended by this Amendment No. 21, and as Schedule A may be amended from time to time.

NOW, THEREFORE, IT IS HEREBY AGREED that Peoples, through its separate accounts, AES Private Placement VA Separate Account will purchase and redeem shares issued by the
Fund, subject to the terms and conditions of the Participation Agreement. It is also agreed that
Schedule A to the Participation Agreement is hereby amended to add the AES Private Placement VA
Separate Account, as an additional "Account;" and to add the Advisor's Edge Select Private Placement
contract issued by Peoples, to the list of "Policies" of the Fund.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of June 1, 2002.

TRANSAMERICA LIFE INSURANCE                                                                        AEGON/TRANSAMERICA SERIES
COMPANY                                                                                                                      FUND, INC.
By its authorized officer                                                                                                  By its authorized officer

By: /s/Larry N. Norman                                                                                                  By: John K. Carter
Larry N. Norman                                                                                                             John K. Carter
Title: Vice President                                                                                                       Title: Vice President, Secretary
          and General Counsel

AUSA LIFE INSURANCE                                                                                              PEOPLES BENEFIT LIFE INSURANCE
COMPANY, INC.                                                                                                            COMPANY
By its authorized officer                                                                                                  By its authorized officer

By /S/Larry N. Norman                                                                                                  By /S/Larry N. Norman
Larry N. Norman                                                                                                            Larry N. Norman
Title: Vice President                                                                                                      Title: Executive Vice President

TRANSAMERICA OCCIDENTAL LIFE                                                                          TRANSAMERICA LIFE INSURANCE
INSURANCE COMPANY                                                                                                  AND ANNUITY COMPANY
By its authorized officer                                                                                                    By its authorized officer

By: Priscilla I. Hechler                                                                                                         By: Priscilla I. Hechler
Priscilla I . Hechler                                                                                                                Priscilla I. Hechler
Title: Assistant Vice President and                                                                                  Title: Assistant Vice President and
Assistant Secretary                                                                                                           Assistant Secretary

TRANSAMERICA LIFE INSURANCE
COMPANY OF NEW YORK
By its authorized officer

By: Ronald L. Zeigler
Ronald L. Ziegler
Title: Vice President

AMENDED SCHEDULE A
Effective June 1, 2002
Account(s), Policy(ies) and Portfolio(s)
Subject to the Participation Agreement

Accounts:               Separate Account VA B
Separate Account VA BNY
Mutual Fund Account
Separate Account VA A
Separate Account VA C
Separate Account VA D
Retirement Builder Variable Annuity Account
AUSA Life Insurance Company, Inc. Separate Account C
Peoples Benefit Life Insurance Company Separate Account V
Legacy Builder Variable Life Separate Account
AUSA Series Life Account
AUSA Series Annuity Account
Transamerica Occidental Life Separate Account VUL-3
Separate Account VA E
Separate Account VA F
Transamerica Occidental Life Separate Account VUL-4
Transamerica Occidental Life Separate Account VUL-5
Transamerica Life Insurance and Annuity Company on behalf
of its Separate Account VA-8
Separate Account VA J
Transamerica Occidental Life Separate Account VUL-6
TAPPVUL 1
Separate Account K
Separate Account H
Separate Account G
Separate Account VA-2LNY
Separate Account VA-2L
Separate Account VL A
AES Private Placement VA Separate Account

Policies:                   Transamerica Landmark Variable Annuity
AUSA Landmark Variable Annuity
The Atlas Portfolio Builder Variable Annuity
Transamerica EXTRA Variable Annuity
Transamerica Access Variable Annuity
Retirement Income Builder II Variable Annuity
AUSA & Peoples- Advisor's Edge Variable Annuity
Peoples- Advisor's Edge Select Variable Annuity
Legacy Builder Plus
AUSA Financial Freedom Builder
Transamerica Elite
Privilege Select Variable Annuity
Estate Enhancer Variable Life

AMENDED SCHEDULE A (continued)
Policies (continued):

TransSurvivor Life Variable Universal Life
TransMark Optimum Choice Variable Annuity
TransUltra® Variable Universal Life
AUSA Freedom Elite Builder
AUSA Premier Variable Annuity
Immediate Income Builder II
Premier Asset Builder Variable Annuity
TransAccumulator VUL cv
AUSA Freedom Wealth Protector
Advantage V
Retirement Income Builder Variable Annuity
Retirement Income Builder III Variable Annuity
Dreyfus Advisor Advantage Variable Annuity
Dreyfus Access Advantage Variable Annuity
Dreyfus/Transamerica Triple Advantage® Variable Annuity (NY)
Dreyfus/Transamerica Triple Advantage® Variable Annuity
Transamerica Variable Life
Advisor's Edge Select Private Placement

Portfolios:                        AEGON/Transamerica Series Fund, Inc.
Janus Growth
AEGON Bond
Transamerica Money Market
Janus Global
LKCM Strategic Total Return
Van Kampen Emerging Growth
Alger Aggressive Growth
Federated Growth & Income
PBHG/NWQ Value Select
GE U.S. Equity
Clarion Real Estate Securities
T. Rowe Price Dividend Growth
T. Rowe Price Small Cap
Goldman Sachs Growth
PBHG Mid Cap Growth
Salomon All Cap
Dreyfus Mid Cap
Third A venue Value
Transamerica Value Balanced
Great Companies - America sm
Great Companies- Technology sm
Value Line Aggressive Growth

AMENDED SCHEDULE A (continued)

Portfolios:                        AEGON/Transamerica Series Fund, Inc. (continued)
Gabelli Global Growth
Great Companies - Global 2
LKCM Capital Growth
American Century International
American Century Income & Growth
Munder Net50
BlackRock Large Cap Value
BlackRock Mid Cap Growth
BlackRock Global Science & Technology
Aggressive Asset Allocation
Capital Guardian Global
Capital Guardian U.S. Equity
Capital Guardian Value
Conservative Asset Allocation
Dreyfus Small Cap Value
J.P. Morgan Enhanced Index
Janus Balanced
Janus Growth II
Jennison Growth
MFS High Yield
Moderate Asset Allocation
Moderately Aggressive Asset Allocation
PIMCO Total Return
Protected Principal Stock
T. Rowe Price Equity Income
T. Rowe Price Growth Stock
Transamerica Equity
Transamerica Convertible Securities
Transamerica Growth Opportunities
Transamerica U.S. Government Securities
Van Kampen Active International Allocation
Van Kampen Asset Allocation
Van Kampen Money Market